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                       UNION PACIFIC RESOURCES GROUP INC.
                                   ("Company")

                                 Debt Securities

                                 TERMS AGREEMENT

                                                                October 10, 1996

Union Pacific Resources Group Inc.
801 Cherry Street
Mail Station 3213
Fort Worth, TX 76102

Attention:

Ladies and Gentlemen:

     We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-2984) (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

     Title: 7% Notes due October 15, 2006.

     Principal Amount: $200,000,000.

     Interest: 7% per annum, from October 15, 1996, payable semiannually on April 15 and October 15 commencing April 15, 1997, to holders of record on the preceding April 1 or October 1, as the case may be.

     Maturity: October 15, 2006.

     Optional Redemption: The Securities are not redeemable prior to maturity.

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     Sinking Fund: None.

     Delayed Delivery Contracts: None.

     Purchase Price: 98.762% of principal amount plus accrued interest, if any, from October 15, 1996.

     Expected Reoffering Price: 99.412% of principal amount, subject to change by the undersigned.

     Closing: 9:00 A.M. on October 15, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, in same day funds.

     Names and Addresses of Representatives:

     Smith Barney Inc.
     388 Greenwich Street
     New York, NY 10013

     CS First Boston Corporation
     55 East 52nd Street
     New York, NY 10055

     Goldman, Sachs & Co.
     85 Broad Street
     New York, NY 10004

     Petrie Parkman & Co.
     475 17th Street, Suite 1100
     Denver, CO 80202

     The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Securities will be made available for checking at the offices of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

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     Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us by mail or hand delivery.

                                       Very truly yours,

                                       Smith Barney Inc.
                                       CS First Boston Corporation
                                       Goldman, Sachs & Co.
                                       Petrie Parkman & Co.
                                       As Underwriters

                                       by

                                       SMITH BARNEY INC.

                                       by  /s/ Christopher C. Lynch
                                           Name: Christopher C. Lynch
                                           Title: Managing Director

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                                   SCHEDULE A

                Underwriter                   Principal Amount
                -----------                   ----------------
                Smith Barney Inc..............  $ 65,334,000
                CS First Boston Corporation...    65,333,000
                Goldman, Sachs & Co...........    65,333,000
                Petrie Parkman & Co...........     4,000,000
                                                ------------
                Total.........................  $200,000,000

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To: Smith Barney Inc.
    CS First Boston Corporation
    Goldman, Sachs & Co.
    Petrie Parkman & Co.
    As Underwriters
      c/o Smith Barney Inc.
        388 Greenwich Street
          New York, NY 10013

     We accept the offer contained in your letter dated October 10, 1996, relating to $200 million principal amount of our 7% Notes due October 15, 2006. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-2984) (the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                       Very truly yours,

                                       UNION PACIFIC RESOURCES GROUP INC.
                                       by
                                          /s/ Morris B. Smith
                                        -----------------------------------
                                           Name:
                                           Title: